EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Avistar Communications Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 333-115755, 333-43944 and 333-63914) on Form S-8 of Avistar Communications Corporation of our report dated January 28, 2005, except as to Note 2, which is as of April 26, 2006, with respect to the consolidated statements of operations, stockholders’ equity, and cash flows of Avistar Communications Corporation and subsidiaries for the year  ended December 31, 2004, and the related financial statement schedule for the year ended December 31, 2004, which report appears in the December 31, 2006 Annual Report on Form 10-K of Avistar Communications Corporation. Our report indicates that the consolidated statements of operations and cash flows of Avistar Communications Corporation and subsidiaries  for the year ended December 31, 2004 have been restated.

/s/ KPMG LLP

Mountain View, California
March 19, 2007